Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2020 Ended September 30, 2019

SUNNYVALE, Calif.--(BUSINESS WIRE)--November 4, 2019--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL), today reported financial results for the fiscal first quarter of 2020 ended September 30, 2019.

The results for the fiscal first quarter of 2020 ended September 30, 2019 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Revenue	$117.8	$111.9	$115.1
Gross Margin	22.9%	24.7%	28.3%
Operating Income (Loss)	$(0.6)	$(1.0)	$0.9
Net Income Attributable to AOS	$1.0	$2.5	$2.4
Net Income Per Share Attributable to AOS - Diluted	$0.04	$0.10	$0.10
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Revenue	$117.8	$111.9	$115.1
Non-GAAP Gross Margin	28.3%	27.4%	29.7%
Non-GAAP Operating Income	$7.7	$8.0	$9.7
Non-GAAP Net Income Attributable to AOS	$6.5	$8.8	$8.8
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.26	$0.35	$0.36

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q1 Ended September 30, 2019” below exclude the effect of share-based compensation expenses and production ramp up costs in each of the periods presented, as well as pre-production costs relating to the Chongqing Joint Venture for the three months ended June 30, 2019 and September 30, 2018. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q1 Ended September 30, 2019

  Revenue was $117.8 million, an increase of 5.3% quarter-over-quarter and an increase of 2.4% from the same quarter last year. The quarter-over-quarter increase was primarily due to the increased sales in mobile applications.
  GAAP gross margin was 22.9%. Non-GAAP gross margin was 28.3%, an increase of 90 basis points quarter-over-quarter and a decrease of 140 basis points year-over-year. The quarter-over-quarter increase on a non-GAAP basis was primarily due to the improvement of operation efficiency and product mix, partially offset by the price erosion.
  GAAP operating expenses were $27.6 million. Non-GAAP operating expenses were $25.6 million, an increase of $3.0 million quarter-over-quarter and an increase of $1.1 million from the same quarter last year. The quarter-over-quarter increase on a non-GAAP basis was primarily due to the increased research and development engineering expenses and the merit increase of compensation started in the new fiscal year.
  GAAP operating loss was $0.6 million. Non-GAAP operating income was $7.7 million as compared to $8.0 million for the prior quarter and $9.7 million for the same quarter last year.
  GAAP earnings per share attributable to AOS was $0.04. Non-GAAP earnings per share attributable to AOS was $0.26 compared to $0.35 for the prior quarter and $0.36 for the same quarter a year ago.
  Consolidated cash flow used in operating activities was $2.7 million, compared to cash flow provided by operating activities of $8.3 million last quarter. Operating cash flow used by AOS alone was $4.2 million, compared to $15.2 million cash flow generated in the prior quarter. The AOS operating cash flow was significantly impacted by a one-day delay of $9.2 million receivable payment from one of our major distributors due to the bank shut down on September 30, 2019 because of Typhoon Mitag in Taiwan, and $5.9 million intercompany receivable impact from the Chongqing Joint Venture (the "JV Company").
  The Company closed the quarter with $103.1 million of cash and cash equivalents, including $15.1 million cash balance at the JV Company.

“The strength of our September quarter, especially with record revenue that marked the fifteenth consecutive quarter of year-over-year increase, underscores the successful deployment of our growth strategy in the Mobile business. Our expertise in high performance MOSFET technology coupled with our advanced packaging capabilities have enabled us to grow our Battery Protection and Quick Charger businesses at multiple global brand smartphone OEM customers,” remarked Dr. Mike Chang, Chairman and CEO of AOS.

“To support the growing demand for our products, we are progressively ramping up the production of the 12-inch fab at the joint venture,” continued Dr. Chang, “We are confident that the 12-inch fab can reach the Phase 1 target run rate by the September quarter of next year as planned. Our diversified products are well-positioned with strategic players in many key market segments, and we are committed to better serving those customers through increasingly comprehensive total power solutions and a highly reliable supply chain.”

Business Outlook for Fiscal Q2 Ending December 31, 2019

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $117 million and $121 million.
  GAAP gross margin is expected to be approximately 22.3% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 27.3% plus or minus 1%. Note that non-GAAP gross margin excludes $0.4 million of estimated share-based compensation and $5.8 million of estimated production ramp-up costs relating to the JV Company.
  GAAP operating expenses is expected to be in the range of $27.4 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $25.4 million plus or minus $1 million. Both GAAP and non-GAAP operating expenses include $3.1 million to $3.3 million of estimated expenses relating to the development of our digital power controller business. Non-GAAP operating expenses exclude an estimated share-based compensation charge of approximately $2.0 million.
  Tax expense is expected to be approximately $0.5 million to $0.7 million.
  Loss attributable to noncontrolling interest is expected to be around $3.6 million. On a non-GAAP basis, excluding estimated production ramp-up costs relating to the JV Company, this item is expected to be approximately $0.9 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter of 2020 ended September 30, 2019 today, November 4, 2019 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 866-393-4306 (or 734-385-2616 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. In addition, a copy of the script of management's prepared remarks at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, anticipated annual revenue target, our ability and strategy to develop new products including digital power controller products, the ability to expand our sales and market share, increase our capacity and achieve sustained growth and profitability, the expected ramp-up schedule of the 12 inch fab at the JV Company, the development of digital power business, partnership with global brands, the relationship with key customers, business pipeline from design wins, the grown in mobile business, our ability to provide power solutions and reliable supply chains, and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2019”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed on August 23, 2019. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses and production ramp up costs for all periods presented, as well pre-production expenses related to the JV Company for the quarter ended June 30, 2019 and September 30, 2018. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. These forecast supplemental measures exclude estimated pre-production expenses and production ramp-up costs relating to our JV Company and estimated share-based compensation expenses. We believe that these historical and forecast non-GAAP financial measures can provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations, such as the joint venture pre-production expenses. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, flat-panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018

Revenue	$117,802	$111,856	$115,072
Cost of goods sold	90,870	84,220	82,461
Gross profit	26,932	27,636	32,611
Gross margin	22.9%	24.7%	28.3%

Operating expenses:
Research and development	12,368	11,030	11,384
Selling, general and administrative	15,185	17,564	20,352
Total operating expenses	27,553	28,594	31,736
Operating income (loss)	(621)	(958)	875

Other income (loss), net	(998)	83	262
Interest income (expenses)	171	(1,990)	(1,490)
Loss before income taxes	(1,448)	(2,865)	(353)

Income tax expense (benefit)	410	(630)	560
Net loss including noncontrolling interest	(1,858)	(2,235)	(913)
Net loss attributable to noncontrolling interest	(2,867)	(4,780)	(3,329)
Net income attributable to Alpha and Omega Semiconductor Limited	$1,009	$2,545	$2,416

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.04	$0.10	$0.10
Diluted	$0.04	$0.10	$0.10

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	24,538	24,438	23,844
Diluted	25,130	24,996	24,594

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$103,136	$121,893
Restricted cash	281	364
Accounts receivable, net	39,329	24,296
Inventories	118,558	111,643
Other current assets	33,092	37,102
Total current assets	294,396	295,298
Property, plant and equipment, net	400,278	409,737
Operating lease right-of-use assets, net	19,362	—
Intangible assets, net	16,854	16,882
Deferred income tax assets	4,813	4,822
Restricted cash - long-term	1,966	2,038
Other long-term assets	10,149	10,617
Total assets	$747,818	$739,394
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$90,811	$94,384
Accrued liabilities	49,397	44,075
Income taxes payable	1,574	1,541
Short-term debt	28,751	26,609
Finance lease liabilities	13,057	11,355
Operating lease liabilities	3,767	—
Total current liabilities	187,357	177,964
Long-term debt	56,357	59,380
Income taxes payable - long-term	1,006	993
Deferred income tax liabilities	425	466
Finance lease liabilities - long-term	38,047	43,381
Operating lease liabilities - long-term	15,815	—
Other long-term liabilities	11,258	13,921
Total liabilities	310,265	296,105
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at September 30, 2019 and June 30, 2019	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; Issued and outstanding: 31,194 shares and 24,550 shares, respectively at September 30, 2019 and 31,163 shares and 24,517 shares, respectively at June 30, 2019	62	62
Treasury shares at cost, 6,644 shares at September 30, 2019 and 6,646 shares at June 30, 2019	(66,227)	(66,240)
Additional paid-in capital	236,683	234,410
Accumulated other comprehensive loss	(5,876)	(2,693)
Retained earnings	126,481	125,485
Total Alpha and Omega Semiconductor Limited shareholder's equity	291,123	291,024
Noncontrolling interest	146,430	152,265
Total equity	437,553	443,289
Total liabilities and equity	$747,818	$739,394

Supplemental disclosures of financial information:
(in thousands)

	As of September 30, 2019				As of June 30, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Cash and cash equivalents	$88,086	$15,050		$103,136	$100,733	$21,160		$121,893
Bank borrowings liabilities	$40,963	$95,416	*	$136,379	$41,048	$99,865	*	$140,913
Inventory	$92,469	$26,089		$118,558	$93,852	$17,791		$111,643
Property, plant and equipment, net	$149,915	$250,363		$400,278	$148,497	$261,240		$409,737
Total assets	$374,862	$372,956		$747,818	$375,004	$364,390		$739,394
Total equity	$331,176	$106,377		$437,553	$325,240	$118,049		$443,289

* AOS is not a guarantor of CQJV's (Chongqing Joint Venture) debts.
	Three Months Ended September 30, 2019				Three Months Ended June 30, 2019				Three Months Ended September 30, 2018
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$(4,225)	$1,569		$(2,656)	$15,195	$(6,930)		$8,265	$18,403	$(416)		$17,987
Purchase of property and equipment	$8,292	$6,077		$14,369	$4,600	$17,540		$22,140	$15,216	$34,272		$49,488
EBITDAS	$13,813	$(2,421)	**	$14,259	$15,076	$(5,625)	**	$14,231	$16,740	$(4,670)	**	$15,399

** CQJV EBITDAS includes amounts attributable to noncontrolling interest.

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018

GAAP gross profit	$26,932	$27,636	$32,611
Share-based compensation	436	431	497
Production ramp up costs related to joint venture	5,991	2,587	1,117
Non-GAAP gross profit	$33,359	$30,654	$34,225
Non-GAAP gross margin as a % of revenue	28.3%	27.4%	29.7%

GAAP operating income (loss)	$(621)	$(958)	$875
Share-based compensation	2,369	2,518	3,129
Pre-production expenses related to joint venture	—	3,902	4,627
Production ramp up costs related to joint venture	5,991	2,587	1,117
Non-GAAP operating income	$7,739	$8,049	$9,748
Non-GAAP operating margin as a % of revenue	6.6%	7.2%	8.5%

GAAP net income attributable to AOS	$1,009	$2,545	$2,416
Share-based compensation	2,369	2,518	3,129
Pre-production expenses related to joint venture	49	2,413	2,662
Production ramp up costs related to joint venture	3,049	1,317	582
Non-GAAP net income attributable to AOS	$6,476	$8,793	$8,789
Non-GAAP net margin attributable to AOS as a % of revenue	5.5%	7.9%	7.6%

GAAP net income attributable to AOS	$1,009	$2,545	$2,416
Share-based compensation	2,369	2,518	3,129
Amortization and depreciation	10,691	7,879	7,870
Interest expense (income), net	(220)	1,919	1,424
Income tax expense (benefit)	410	(630)	560
EBITDAS	$14,259	$14,231	$15,399

GAAP diluted net income per share attributable to AOS	$0.04	$0.10	$0.10
Share-based compensation	0.10	0.10	0.13
Pre-production expenses related to joint venture	—	0.10	0.11
Production ramp up costs related to joint venture	0.12	0.05	0.02
Non-GAAP diluted net income per share attributable to AOS	$0.26	$0.35	$0.36

Shares used to compute GAAP diluted net income per share	25,130	24,996	24,594
Shares used to compute Non-GAAP diluted net income per share	25,130	24,996	24,594

Contacts

Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com